UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 10, 2012

Penske Automotive Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Agreement.

Our subsidiaries in the U.K. (the “U.K. subsidiaries”) are party to £100 million revolving credit agreement, and an additional £10 million demand overdraft line of credit (collectively, the “U.K. credit agreement”) to be used for working capital, acquisitions, capital expenditures, investments and general corporate purposes.

On January 10, 2012, the U.K. credit agreement was amended to permit the U.K. subsidiaries to enter into a £30 million term loan with Royal Bank of Scotland plc, as agent for National Westminster Bank plc. The term loan is repayable in £1.5 million quarterly installments through 2015 with a final payment of £7.5 million due December 31, 2015.

The amendment to the U.K. credit agreement is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference. We purchase motor vehicles from affiliates of certain lenders, certain lenders provide consumer financing to our customers and certain of our U.K. subsidiaries sell vehicles to affiliates of certain of the lenders. The lenders also provide us with “floor-plan” financing.

Item 8.01. Other Events.

On January 12, 2012, we issued a press release announcing the acquisition of the Isaac Agnew Group of dealerships in the United Kingdom, which press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1 Amendment No. 1. dated January 10, 2012 to U.K. Credit Agreement.

99.1 Press Release.

The amendment to the U. K. credit agreement included with this Form 8-K (including the schedules and exhibits to such amendment), which is being filed to provide investors with information regarding its terms, contains various representations, warranties and covenants of the U.K. subsidiaries and the other parties thereto. It is not intended to provide any factual information about any of the parties thereto or any subsidiaries of the parties thereto. The assertions embodied in those representations, warranties and covenants were made for purposes of such agreement, solely for the benefit of the parties thereto. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a security holder might view as material, or may have been made for purposes of allocating contractual risk among the parties rather than establishing matters as facts. Investors should not view the representations, warranties and covenants in the agreement (or any description thereof) as disclosures with respect to the actual state of facts concerning the business, operations or condition of any of the parties to the agreement (or their subsidiaries) and should not rely on them as such. In addition, information in any such representations, warranties or covenants may change after the dates covered by such provisions, which subsequent information may or may not be fully reflected in the public disclosures of the parties. In any event, investors should read the agreement together with the other information concerning the Company contained in reports and statements that it files with the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

January 13, 2012	By:	/s/ Shane M. Spradlin

Name: Shane M. Spradlin
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

4.1	Amendment No. 1. dated January 10, 2012 to U.K. Credit Agreement.
99.1	Press Release.